Exhibit 99.1

ARMOUR RESIDENTIAL REIT, INC. ANNOUNCES Q4 2011
MONTHLY DIVIDEND OF $0.11 PER SHARE

VERO BEACH, FL – September 16, 2011 -- ARMOUR Residential REIT, Inc. (NYSE: "ARR" and NYSE Amex: "ARR.WS") (“ARMOUR” or the “Company”) today announced its Board of Directors has declared a Q4 2011 monthly cash dividend rate for the Company’s Common Stock of $0.11 per share.

Q4 2011 Dividend Information
Month	Dividend	Holder of Record Date	Payment Date
October 2011	$0.11	October 15, 2011	October 28, 2011
November 2011	$0.11	November 15, 2011	November 29, 2011
December 2011	$0.11	September 15, 2011	December 29, 2011

The Company anticipates an increase in mortgage refinance activity in Q4 2011 due to the recent decline in interest rates. These mortgage loan prepayments will likely result in an increase in premium amortization expense during Q4 2011. The Company expects Q4 2011 taxable REIT income will be equal to or will exceed dividends declared. The Company also estimates that taxable REIT income for the first three quarters of 2011 will exceed dividends declared and paid.

The Company will proactively respond to the recent concept release from the Securities and Exchange Commission concerning the treatment of REITs under the Investment Company Act of 1940 that rely on the exclusion in Section 3(c)(5)(C) of the Act. This treatment does not impact the tax exempt status afforded REITs, which is regulated under the Internal Revenue Code.

ARMOUR Residential REIT, Inc.
ARMOUR is a Maryland corporation that invests primarily in hybrid adjustable rate, adjustable rate and fixed rate residential mortgage-backed securities, or RMBS, issued or guaranteed by U.S. Government-chartered entities. ARMOUR is externally managed and advised by ARMOUR Residential Management LLC (“ARRM” or “ARRM LLC”). ARMOUR Residential REIT, Inc. intends to qualify and has elected to be taxed as a REIT under the Internal Revenue Code for U.S. federal income tax purposes.

ARR Announces Q4 2011 Monthly Dividend

September 16, 2011

Safe Harbor

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission ("SEC"). All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/, or the Company website www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

INVESTOR CONTACT:
ARMOUR Residential REIT, Inc.
Jeffrey Zimmer, (772) 617-4340
Co-Chief Executive Officer, President and Vice Chairman
investors@armourreit.com